Exhibit 10.3

THIS PARENTAL GUARANTEE AGREEMENT, dated as of January 20, 2017 (this “Parental Guarantee Agreement”), is made by Berkshire Hathaway Inc., a Delaware corporation (“Berkshire”) in favor of National Union Fire Insurance Company of Pittsburgh, Pa., for itself and as appointed agent for the Reinsureds under the Reinsurance Agreement and as beneficiaries’ agent for the beneficiaries under the Trust Agreement (“NUFIC”, and NUFIC and the Reinsureds, including NUFIC, under the Reinsurance Agreement individually or collectively, as the context may require, referred to as “Reinsured”), and with respect to certain obligations of National Indemnity Company, a Nebraska property and casualty insurance company (“NICO”).

WITNESSETH:

WHEREAS, pursuant to the Aggregate Excess of Loss Reinsurance Agreement, dated as of January 20, 2017, by and between the Reinsured and NICO (the “Reinsurance Agreement”), the Reinsured ceded to NICO Ultimate Net Loss in excess of the Retention, subject to the Reinsurer’s Aggregate Limit.

WHEREAS, NICO is a wholly-owned subsidiary of Berkshire and Berkshire shall derive direct or indirect benefit from the transactions contemplated by the Reinsurance Agreement;

WHEREAS, in connection with entry into the Reinsurance Agreement, NICO, and NUFIC, as beneficiaries’ agent (“Trust Beneficiaries’ Agent”) for the Reinsureds (the “Trust Beneficiaries”), have agreed to enter into a Trust Agreement (the “Trust Agreement”) with Wells Fargo Bank, National Association, pursuant to which NICO shall create a trust to hold assets as security for the satisfaction of the obligations of NICO to the beneficiaries thereunder; and

WHEREAS, to induce the Reinsureds to enter into the transactions contemplated by the Reinsurance Agreement, Berkshire has executed and delivered this Parental Guarantee Agreement;

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements set forth herein, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and intending to be legally bound hereby, Berkshire and NUFIC (each individually, a “Party” and collectively, the “Parties”) hereby agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1 Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Reinsurance Agreement or Trust Agreement as applicable. The following terms shall have the following meanings when used in this Parental Guarantee Agreement:

“Beneficiary” means NUFIC, acting for itself and as appointed agent on behalf of the Reinsureds under the Reinsurance Agreement and/or Trust Beneficiaries under the Trust Agreement.

“Berkshire” has the meaning set forth in the Preamble and includes successors and permitted assigns.

“Collateral” shall have the meaning provided in the Trust Agreement.

“Collateral Obligations” has the meaning set forth in Section 2.1(a).

“Collateral Triggering Event” shall have the meaning provided in the Trust Agreement.

“Dispute” shall have the meaning provided in the Reinsurance Agreement.

“Guaranteed Obligations” has the meaning set forth in Section 2.1(a).

“Insolvency Event” means, in respect of any Person, the occurrence or continuance of any of the following events, acts, occurrences or conditions, whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by that Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body: (i) that Person shall commence a voluntary case concerning itself under any insolvency laws or otherwise commence any other proceeding under any bankruptcy, rehabilitation, liquidation, conservation, dissolution, reorganization, arrangement, adjustment of debt, relief of debtors, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to such Person (any of the foregoing, an “Insolvency Proceeding”); (ii) an involuntary Insolvency Proceeding is commenced against that Person and such Insolvency Proceeding is not controverted within ten (10) calendar days, or is not dismissed within thirty (30) calendar days, after commencement of the case; (iii) a receiver, rehabilitator, custodian or liquidator is appointed for, or takes charge of, all or substantially all of the property of that Person; (iv) any order for relief or other order approving any such case or proceeding is entered; (v) that Person is adjudicated insolvent or bankrupt; (vi) that Person suffers any appointment of any custodian or the like for it or any substantial part of its property, which appointment continues undischarged or unstayed for a period of thirty (30) calendar days; (vii) that Person makes a general assignment for the benefit of creditors; (viii) that Person shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (ix) that Person shall call a meeting of its creditors with a view of arranging a composition or adjustment of its debts; (x) that Person shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate action is taken by such Person for the purpose of effecting any of the foregoing items (i)–(x).

“Interest” has the meaning set forth in Section 2.1(b).

“Interest Rate” shall have the meaning provided in the Reinsurance Agreement.

“NICO” has the meaning set forth in the Preamble and includes successors and permitted assigns.

“NUFIC” has the meaning set forth in the Preamble and includes successors and permitted assigns.

“Parental Guarantee” has the meaning set forth in Section 2.1(a).

“Parental Guarantee Agreement” has the meaning set forth in the Preamble.

“Party” or “Parties” has the meaning set forth in the Recitals.

“Proceeds” means “proceeds” as such term is defined in the UCC.

“Reinsurance Agreement” has the meaning set forth in the Recitals.

“Reinsurance Credit Event” shall have the meaning provided in the Reinsurance Agreement.

“Required Amount” shall have the meaning set forth in the Trust Agreement.

“Security Amount” shall have the meaning set forth in the Trust Agreement.

“Trigger Events” shall have the meaning set forth in Section 2.1(b).

“Trust Account” shall have the meaning set forth in the Trust Agreement.

“Trust Agreement” shall have the meaning set forth in the Recitals.

“Trustee” shall have the meaning set forth in the Trust Agreement.

“Ultimate Net Loss” shall have the meaning provided in the Reinsurance Agreement.

ARTICLE II

PARENTAL GUARANTEE

Section 2.1 Parental Guarantee.

(a) Berkshire hereby unconditionally and irrevocably guarantees (the “Parental Guarantee”) NICO’s full and prompt payment and, in the case of the obligations set forth in (ii) below (the “Collateral Obligations”), performance when due of NICO’s obligations for: (i) the payment of all Ultimate Net Loss due and owing by NICO, pursuant to and in accordance with the applicable provisions of the Reinsurance Agreement, subject always to the Aggregate Limit; and (ii) the transfer and assignment of assets into the Trust Account when required, including upon the occurrence of a Collateral Triggering Event or a Reinsurance Credit Event, pursuant to and in accordance with the applicable provisions of the Reinsurance Agreement and the Trust Agreement (such obligations, collectively, the “Guaranteed Obligations”).

(b) Except as set forth in Article III, the Beneficiary shall be entitled to proceed against Berkshire under this Parental Guarantee Agreement only following the occurrence of a Trigger Event. If NICO, after any of the events listed under (i), (ii) or (iii) below (the “Trigger Events”) has occurred, has not timely paid (or, in the case of Collateral Obligations, performed) a Guaranteed Obligation within thirty (30) days after the due date of such Guaranteed Obligation, the Beneficiary may proceed directly and at once, upon written notice to NICO and Berkshire, against Berkshire to obtain payment (or, in the case of Collateral Obligations, performance) of the full amount or any portion of the Guaranteed Obligation that is then due and payable and has not been paid (or, in the case of Collateral Obligations, performed) by NICO, together with interest on any such payments at the Interest Rate accrued from the applicable due date until the date of such payment (“Interest”). Following the occurrence of a Trigger Event, the Beneficiary shall be entitled to so proceed directly against Berkshire without first proceeding against or joining NICO or any other Person. The Trigger Events are as follows:

(i) any dissolution, liquidation, conservation, rehabilitation, bankruptcy, statutory reorganization, receivership, compulsory composition or similar statutory or delinquency proceeding involving NICO;

(ii) a final arbitration award, court order, decision or judgment with no appeal or stay pending (A) has been issued against NICO in favor of a Reinsured under the Reinsurance Agreement or the Trust Beneficiaries or the Trust Beneficiaries’ Agent under the Trust Agreement and remains unpaid (or, in the case of Collateral Obligations, unperformed) by NICO, or (B) has been issued against a Reinsured with respect to a claim in respect of Subject Liabilities that NICO has acknowledged in writing its obligation to pay and such claim remains unpaid by NICO; or

(iii) NICO has acknowledged in writing its obligation to pay (or, in the case of Collateral Obligations, perform) a Guaranteed Obligation and such Guaranteed Obligation remains due and unpaid (or, in the case of Collateral Obligations, unperformed) by NICO.

(c) This Parental Guarantee Agreement is a guarantee of payment (or, in the case of Collateral Obligations, performance) and not of collection merely, and upon the occurrence of a Trigger Event and any failure of NICO to pay (or, in the case of Collateral Obligations, perform) a Guaranteed Obligation as set forth above the Beneficiary, may, at its option, proceed directly and at once, with written notice, against Berkshire to collect and recover the full amount of NICO’s liability to pay (or, in the case of Collateral Obligations, perform) such Guaranteed Obligation (or any portion thereof) then due and owing, together with any applicable Interest, and otherwise enforce the Collateral Obligations. The Parental Guarantee is a continuing guaranty and the obligations of Berkshire hereunder are and shall be absolute under any and all circumstances, irrespective of, and Berkshire hereby waives, any defense it may have relating to: (i) any lack of validity, regularity or enforceability of this Parental Guarantee Agreement, the Reinsurance Agreement or the Trust Agreement, (ii) any change in time or place of payment of or other term of the Guaranteed Obligation, or any other amendment or waiver of or consent to departure from this Parental Guarantee Agreement, the Reinsurance Agreement, or the Trust Agreement, (iii) except with respect to whether a Trigger Event has occurred, any change, restructuring or termination of the corporate structure or existence, including a Change of Control, of NICO or Berkshire, or any dissolution, liquidation, conservation, rehabilitation, bankruptcy, statutory reorganization, receivership, compulsory composition, or similar statutory or delinquency proceeding affecting NICO or Berkshire or any of its assets or any resulting release or discharge of any obligation of NICO under the Reinsurance Agreement or the Trust Agreement or (iv) in the case of a Trigger Event of the type described in Section 2.1(b)(ii) or Section 2.1(b)(iii), any defense, set-off or other circumstance which might otherwise constitute a defense available to Berkshire or, except as to set-offs, to NICO. Notwithstanding anything contained herein to the contrary, nothing in this Parental Guarantee Agreement shall preclude Berkshire from asserting a valid claim or valid defense to the effect that the Guaranteed Obligation has been paid, discharged or satisfied in full in accordance with the terms of the Reinsurance Agreement or the Trust Agreement, as applicable. Except as otherwise expressly set forth in this Parental Guarantee Agreement, Berkshire hereby expressly waives promptness, diligence, demand, notice of dishonor, non-payment, non-performance or other default with respect to the Guaranteed Obligations, or any requirements that any right or power be exhausted or any action taken against NICO. To the extent that Berkshire shall have made any payments under this Parental Guarantee Agreement, any rights to subrogation which Berkshire may have as a result of any such payment shall be deferred, postponed and subordinated to the prior indefeasible payment in full of the Guaranteed Obligations. If all or any part payment applied to the Guaranteed Obligation is or must be recovered, rescinded or returned to NICO, Berkshire or any other Person because of a dissolution, liquidation, conservation, rehabilitation, bankruptcy, statutory reorganization, receivership, compulsory composition, or similar proceeding affecting any Party, such Guaranteed Obligation shall be deemed to have continued in existence, and this Parental Guarantee Agreement shall continue in effect as to such Guaranteed Obligation, all as though such payment had not been made.

(d) Berkshire shall pay on demand all fees and out-of-pocket expenses (including reasonable attorneys’ fees and expenses) incurred by the Beneficiary in any way relating to the successful enforcement of the rights of the Beneficiary hereunder. The Beneficiary shall pay on demand all fees and out-of-pocket expenses (including reasonable attorneys’ fees and expenses) incurred by Berkshire in any way relating to its defense of an unsuccessful action by the Beneficiary hereunder. Notwithstanding anything to the contrary in this Section 2.1(d), the Beneficiary shall not be entitled to be reimbursed hereunder for the costs or out-of-pocket expenses incurred in connection with any notice or demand required under Section 2.1(b) to the extent that such demand is not disputed or objected to by Berkshire.

(e) For the avoidance of doubt, but subject to Section 2.1(d), the payment (or, in the case of Collateral Obligations, performance) of a Guaranteed Obligation by Berkshire pursuant to this Parental Guarantee Agreement shall be deemed to satisfy NICO’s obligation to perform or pay such Guaranteed Obligation for any purpose, including under the Reinsurance Agreement, or the Trust Agreement, as applicable. The Beneficiary shall not be entitled to obtain payment (or, in the case of Collateral Obligations, performance) of a Guaranteed Obligation from NICO under the Reinsurance Agreement or the Trust Agreement or withdraw funds from the Trust Account or any replacement or successor thereof or substitution therefor to satisfy a Guaranteed Obligation to the extent that such Guaranteed Obligation has theretofore been paid or performed in full by Berkshire under this Parental Guarantee Agreement. In furtherance of the foregoing, the Beneficiary hereby agrees that any amounts paid by Berkshire under this Parental Guarantee Agreement shall be in satisfaction of any such amounts due and payable (but unpaid) by NICO under the Reinsurance Agreement, or the Trust Agreement, as applicable.

(f) Berkshire waives any and all rights of subrogation to NICO’s rights with respect to the Trust Account and any claims it may have with respect thereto now or in the future and whether by reason of any payment made by it of a Guaranteed Obligation or otherwise.

ARTICLE III

REMEDIES; RIGHTS UPON DEFAULT, INSOLVENCY, ETC.

Section 3.1 Insolvency Event. Upon the occurrence and continuance of an Insolvency Event of Berkshire, Beneficiary may proceed directly against Berkshire, independent of the existence or non-existence of a Trigger Event at such time. For the avoidance of doubt, for purposes of this Section 3.1, the Guaranteed Obligations with respect to the Trust Account shall include the obligation to contribute to the Trust Account the amounts necessary to satisfy the payment and performance obligations under the Trust Agreement with respect to the Security Amount or the Required Amount applicable to the Trust Account in effect at the time of the Insolvency Event of Berkshire and thereafter.

ARTICLE IV

DISPUTE RESOLUTION; ARBITRATION

Section 4.1 Arbitration of Disputes Not Resolved by Negotiation.

All Disputes arising under or in any way related to this Parental Guarantee Agreement, specifically including without limitation Disputes concerning alleged fraud in the inducement of any Transaction Document or other wrongful pre-Closing conduct shall, to the extent not resolved by negotiation between the Parties, be resolved by arbitration in a consolidated arbitration involving all agreements and Parties relevant to the dispute. Any Person that is a Party to any Transaction Document shall have an absolute right to intervene in any such arbitration.

Section 4.2 Procedure for Arbitration and Mandatory Pre-Arbitration Negotiation.

(a) The procedures for the arbitration and for the mandatory pre-arbitration negotiation are set forth in Article XIII of the Reinsurance Agreement, which is hereby incorporated herein. Arbitration hereunder shall be conducted in New York City, New York.

(b) In considering any relief to be awarded, the arbitrators (and the Designated Court, as appropriate) shall take into account the Parties’ view that the nature and uniqueness of the relationships created under the Transaction Documents as a whole render specific performance the remedy of choice hereunder where it is possible to implement that remedy.

Section 4.3 Permitted Judicial Proceedings.

The only permitted judicial proceedings relating to any Dispute are those set forth in, and are subject to the exclusive jurisdiction provisions of, Section 13.2(f) of the Reinsurance Agreement. Each Party finally and irrevocably waives any right to trial by jury of any matter or issue in such a permitted judicial proceeding.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1 Entire Agreement. This Parental Guarantee Agreement, the Reinsurance Agreement, the Trust Agreement and any other documents delivered pursuant hereto or thereto, constitute the entire agreement among the Parties and their respective Affiliates with respect to the subject matter hereof and supersede all prior negotiations, discussions, writings, agreements and understandings, oral and written, among the Parties with respect to the subject matter hereof and thereof.

Section 5.2 Waiver and Amendment. This Parental Guarantee Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by an instrument in writing signed by the Parties hereto, or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. No waiver of any breach of this Parental Guarantee Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 5.3 Successors and Assigns. The rights and obligations of the Parties under this Parental Guarantee Agreement shall not be subject to assignment without the prior written consent of the other Parties, and any attempted assignment without the prior written consent of the other Parties shall be invalid ab initio. The terms of this Parental Guarantee Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the successors and permitted assigns of the Parties.

Section 5.4 Construction; Interpretation. The Parties have participated jointly in the negotiation and drafting of this Parental Guarantee Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Parental Guarantee Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Parental

Guarantee Agreement. When a reference is made to a Section such reference shall be to a Section of this Parental Guarantee Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Parental Guarantee Agreement, they shall be deemed to be followed by the words “without limitation.” The term “Parental Guarantee Agreement,” means this Parental Guarantee Agreement as amended or supplemented, and the words “hereof,” “herein,” “hereto,” “hereunder” and other words of similar import shall refer to this Parental Guarantee Agreement in its entirety and not to any particular Section or provision of this Parental Guarantee Agreement. Reference to any applicable Law means such applicable Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder. References to a Person are also to its successors and permitted assigns.

Section 5.5 Governing Law and Jurisdiction. This Parental Guarantee Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into therein, without reference to principles of choice of law or conflicts of laws that would require the application of the law of another jurisdiction.

Section 5.6 No Third Party Beneficiaries. Except for the Reinsureds and Trust Beneficiaries, each of which shall be an express third party beneficiary hereof, nothing in this Parental Guarantee Agreement is intended or shall be construed to give any Person, other than the Parties hereto, any legal or equitable right, remedy or claim under or in respect of this Parental Guarantee Agreement or any provision contained herein.

Section 5.7 Counterparts. This Parental Guarantee Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument binding upon all of the Parties notwithstanding the fact that all Parties are not signatory to the original or the same counterpart. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document.

Section 5.8 Severability. Any term or provision of this Parental Guarantee Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Parental Guarantee Agreement or affecting the validity or enforceability of any of the terms or provisions of this Parental Guarantee Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. If any provision of this Parental Guarantee Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable. In the event of such invalidity or unenforceability of any term or provision of this Parental Guarantee Agreement, the Parties shall use their commercially reasonable efforts to reform such terms or provisions to carry out the commercial intent of the Parties as reflected herein, while curing the circumstance giving rise to the invalidity or unenforceability of such term or provision.

Section 5.9 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be irreparably damaged in the event that any of the provisions of this Parental Guarantee Agreement were not performed or complied with in accordance with their specific terms or were otherwise breached, violated or unfulfilled. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent noncompliance with, or breaches or violations of, the provisions of this Parental Guarantee Agreement by the other Party and to enforce specifically this Parental Guarantee Agreement and the terms and provisions hereof in any action instituted in accordance with Section 5.5, in addition to any other remedy to which such Party may be entitled, at law or in equity. In the event that any action is brought in equity to enforce the provisions of this Parental Guarantee Agreement, no Party will allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law. The Parties further agree that (i) by seeking the remedies provided for in this Section 5.9, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Parental Guarantee Agreement, including monetary damages in the event that this Parental Guarantee Agreement has been terminated or in the event that the remedies provided for in this Section 5.9 are not available or otherwise are not granted and (ii) nothing contained in this Section 5.9 shall require any Party to institute any action for (or limit any Party’s right to institute any action for) specific performance under this Section 5.9 before exercising any other remedies under this Parental Guarantee Agreement that may be available then or thereafter nor shall the commencement of any action pursuant to this Section 5.9 or anything contained in this Section 5.9 restrict or limit any Party’s right to pursue any other remedies under this Parental Guarantee Agreement that may be available then or thereafter.

Section 5.10 Incontestability. Each Party hereby acknowledges that this Parental Guarantee Agreement, and each and every provision hereof, is and shall be enforceable according to its terms. Each Party hereby irrevocably waives any right to contest in any respect the validity or enforceability hereof. This Parental Guarantee Agreement shall not be subject to rescission, or to an award of damages, restitution, or reformation in lieu thereof, on any basis whatsoever, including intentional fraud.

Section 5.11 Notice. Any notice, request, demand, waiver, consent, approval or other communication required or permitted to be given by any Party hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission, sent by registered or certified mail, postage prepaid, or sent by a standard overnight courier of national reputation with written confirmation of delivery. Any such notice shall be deemed given when so delivered personally, or if sent by facsimile transmission, on the date received (provided that any notice received after 5:00 p.m. (addressee’s local time) shall be deemed given at 9:00 a.m. (addressee’s local time) on the next Business Day), or if mailed, on the date shown on the receipt therefor, or if sent by overnight courier, on the date shown on the written confirmation of delivery. Such notices shall be given to the following address:

If to Beneficiary, to:

National Union Fire Insurance Company of Pittsburgh, Pa.

175 Water Street

New York, NY 10038

Attn: Chief Ceded Reinsurance Officer

With copies to:

National Union Fire Insurance Company of Pittsburgh, Pa.

175 Water Street

New York, NY 10038

Attn: General Counsel

If to Grantor, to:

National Indemnity Company

1314 Douglas Street, Suite 1400

Omaha, NE 68102-1944

Attn: General Counsel

With a copy to:

Berkshire Hathaway Group

100 First Stamford Place

Stamford, CT 06903

Attn: General Counsel

If to Berkshire, to:

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, NE 68131

Attn: Chief Financial Officer

Beneficiary, Berkshire or NICO may change its notice provisions hereunder on fifteen (15) calendar days’ advance notice in writing to each of such other Persons.

Section 5.12 Representations and Warranties. As of the date hereof, Berkshire hereby represents and warrants that (i) it has obtained all authorizations and approvals required under applicable Law to enter into and perform its obligations hereunder; (ii) it has all requisite corporate power and authority to enter into this Parental Guarantee Agreement and to perform its obligations hereunder; (iii) its execution and delivery of this Parental Guarantee Agreement, and its performance of its obligations hereunder, have been duly authorized by all necessary corporate action; and (iv) this Parental Guarantee Agreement, when duly executed and delivered by the other Parties hereto, will be a valid and binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, by applicable insurance insolvency and liquidation statutes and regulations and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(The remainder of this page has been intentionally left blank.)

IN WITNESS WHEREOF, the Parties hereby execute this Parental Guarantee Agreement as of the day and year first set forth above.

BERKSHIRE HATHAWAY INC.

By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Senior Vice President

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA., for itself and as appointed agent for the Reinsureds and Trust Beneficiaries

By:	/s/ Jeremy D. Edgecliffe-Johnson
	Name:	Jeremy D. Edgecliffe-Johnson
	Title:	President and Chief Executive Officer

NATIONAL INDEMNITY COMPANY

By:	/s/ Brian G. Snover
	Name:	Brian G. Snover
	Title:	Senior Vice President

[Signature Page to Parental Guarantee Agreement]